UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2007

I-MANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2007, we entered into a Securities Purchase Agreement pursuant to which we agreed to issue and sell to a group of existing institutional investors an aggregate of $17 million original principal amount of senior convertible notes (the “Notes”). The Notes bear interest at a rate of 6.5% per year on the principal amount. Interest is payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2008. The Notes will mature on December 31, 2012, subject to earlier conversion or redemption. The closing of the offering of the Notes pursuant to the Securities Purchase Agreement is expected to be December 31, 2007.

At any time following the issuance of the Notes, the investors may elect to convert the Notes into shares of our common stock at a conversion price of $3.8192, subject to adjustment as described more fully in the Notes. The Company may require the Notes to be converted at any time after December 31, 2009 if certain market price and other conditions are met.

At any time on or after December 31, 2010 the Company may, in its sole discretion, redeem all or a portion of the outstanding notes in accordance with the procedures set forth in the Notes. The investors may require the redemption of the Notes on December 31, 2010. The redemption will be at the applicable conversion price (as described in the Notes) plus any accrued and unpaid interest.

In the event of a change of control, the holders may require a redemption of the Notes. If the holders elect to convert the Notes in connection with a change of control, the conversion rate is subject to adjustment pursuant to a “Make Whole Premium” table set forth in the Notes.

The Notes will constitute senior obligations of the Company and will rank senior to all future indebtedness of the Company. The Notes will contain certain covenants restricting the incurrence of additional indebtedness and liens, among other restrictions. Upon an Event of Default (as more fully described in the Notes), the holders of at least 25% of the principal amount of the Notes can accelerate and require redemption.

The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

On December 31, 2007, we also entered into a Registration Rights Agreement with the purchasers of the Notes, agreeing to file a registration statement with the SEC relating to the resale of the common stock issuable upon conversion of the Notes. If the registration statement is not filed within 30 days of the closing date of the offering or declared effective within 90 days if there is no review of the registration statement by the Securities and Exchange Commission, or 120 days if reviewed by the Securities and Exchange Commission, we are required to pay a cash amount equal to 1.0% of the purchase price each month up to a maximum of 6.0%. We will pay all expenses incurred in connection with the registration.

Mark R. Mitchell, a member of the Board of Directors, is a partner of Ramius Capital Group, LLC, which is an affiliate of certain investors in the offering.

The Securities Purchase Agreement, Registration Rights Agreement and form of Senior Convertible Note, are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and

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incorporated herein by reference. The complete terms of the Securities Purchase Agreement, Registration Rights Agreement and form of Senior Convertible Note are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2007, we expect to close the offering of the Notes. The description of the terms of the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Securities Purchase Agreement, Registration Rights Agreement and form of Senior Convertible Note are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The complete terms of the Securities Purchase Agreement, Registration Rights Agreement and form of Senior Convertible Note are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On December 31, 2007, we expect to close the offering of the Notes. The description of the terms of the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with such issuance, we will pay aggregate placement agent fees of $892,500. The Notes were issued in reliance upon exemptions from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007	I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of December 31, 2007, among I-many, Inc. and the Buyers.

10.2	Form of Registration Rights Agreement, dated as of December 31, 2007, by and among I-many, Inc. and the Buyers.

10.3	Form of Notes to be issued to the Buyers at the Closing.

99.1	Press release of I-many, Inc., dated December 31, 2007.

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